As filed with the Securities and Exchange Commission on March 3, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WEARABLE DEVICES LTD.

(Exact name of registrant as specified in its charter)

State of Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5 Ha-Ta’asiya Street, Yokne’am Illit, 2066736 Israel

(Address of Principal Executive Offices)

Wearable Devices Ltd. 2024 Global Equity Incentive Plan

(Full title of the plan)

Mudra Wearable, Inc.

24A Trolley Square #2203

Wilmington, DE 19806

(Name, Address and Telephone Number of Agent for Service)

COPIES TO:

Oded Har-Even, Esq.	Reut Alfiah, Adv.
Howard Berkenblit, Esq. Ilana Levin, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, NY 10020 Tel: 212.660.3000	Gal Cohen, Adv. Sullivan & Worcester Tel-Aviv (Har-Even & Co.) HaArba’a Towers 28 HaArba’a St. North Tower, 35th floor Tel-Aviv, Israel 6473925 Tel: +972.74.758.0480

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 (this “Registration Statement”) is to register 1,431,713 additional ordinary shares, no par value per share (the “Ordinary Shares”), of Wearable Devices Ltd. (the “Registrant”), to be reserved for issuance under the Wearable Devices Ltd. 2024 Global Equity Incentive Plan (the “Plan”), which are in addition to the 141,492 Ordinary Shares (as adjusted for the reverse share split of the Ordinary Shares at the ratio of 1-to-4, effective as of March 17, 2025), 653,760 Ordinary Shares and 1,678,604 Ordinary Shares under the Plan registered on the Company’s Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on December 23, 2024 (File No. 333-284010), September 10, 2025 (File No. 333-2901148) and December 1, 2025 (File No. 333-291857) (collectively, the “Prior Registration Statements”) .

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the content of the Prior Registration Statements is incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Registration Statement on Form S-8 is omitted from this Registration Statement. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the Commission on March 20, 2025;

(b) The Registrant’s Reports of Foreign Private Issuer on Form 6-K (“Form 6-K”) filed with the Commission on April 7, 2025, April 23, 2025, April 30, 2025, May 22, 2025, August 4, 2025 (with respect to the first four, sixth, and seventh paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), August 7, 2025, August 11, 2025 (with respect to the first two, fourth, and fifth paragraphs and section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), September 9, 2025 (other than the second, third, fourth and fifth paragraphs of the press release attached as Exhibit 99.3), September 10, 2025 (with respect to the first six and ninth paragraph and the section titled “Forward-Looking Statements Disclaimer” in the press release attached as Exhibit 99.1), September 11, 2025, September 15, 2025, September 19, 2025, September 25, 2025, October 24, 2025,  October 31, 2025, December 1, 2025, December 11, 2025 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements Disclaimer” in the press release attached as Exhibit 99.1), January 15, 2026, February 2, 2026, February 11, 2026 (with respect to the first four paragraphs and the section titled “Forward-Looking Statements Disclaimer” in the press release attached as Exhibit 99.1), February 17, 2026 (with respect to the first six paragraphs and the section titled “Forward-Looking Statements Disclaimer” in the press release attached as Exhibit 99.1), February 20, 2026 and March 2, 2026; and

(c) The description of the Registrant’s Ordinary Shares which is contained in the Registrant’s Registration Statement on Form 8-A filed on September 9, 2022 (File No. 001-41502) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as amended by Exhibit 2.7 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the Commission on March 20, 2025, including any further amendment or report filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all reports on Form 6-K subsequently filed by the Registrant which state that they are incorporated by reference herein on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS.

5.1	Opinion of Sullivan & Worcester Tel Aviv (Har-Even & Co.), Israeli counsel to Wearable Devices Ltd.

23.1	Consent of Ziv Haft, Certified Public Accountants, Isr., BDO member firm, an independent registered public accounting firm.

23.2	Consent of Sullivan & Worcester Tel Aviv (Har-Even & Co.) (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1	Wearable Devices Ltd. 2024 Global Equity Incentive Plan (filed as Exhibit 10.1 to Form 6-K (File No. 001-41502) filed on August 22, 2024 and incorporated herein by reference).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Yokne’am Illit, Israel, on March 3, 2026.

WEARABLE DEVICES LTD.

By:	/s/ Asher Dahan
Asher Dahan
Chief Executive Officer

POWER OF ATTORNEY

The undersigned officers and directors of Wearable Devices Ltd. hereby constitute and appoint each of Asher Dahan and Alon Mualem with full power of substitution, each of them singly his true and lawful attorneys-in-fact and agents to take any actions to enable Wearable Devices Ltd. to comply with the Securities Act, and any rules, regulations and requirements of the SEC, in connection with this registration statement on Form S-8, including the power and authority to sign for the undersigned in his name in the capacities indicated below any and all further amendments to this registration statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Asher Dahan	Chief Executive Officer, Director	March 3, 2026
Asher Dahan	(Principal Executive Officer)

/s/ Alon Mualem	Chief Financial Officer	March 3, 2026
Alon Mualem	(Principal Financial and Accounting Officer)

/s/ Eli Bachar	Director	March 3, 2026
Eli Bachar

/s/ Ilana Lurie	Director	March 3, 2026
Ilana Lurie

/s/ Kobbi Nir	Director	March 3, 2026
Kobbi Nir

/s/ Guy Wagner	Director	March 3, 2026
Guy Wagner

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Mudra Wearable, Inc., the duly authorized representative in the United States of Wearable Devices Ltd., has signed this registration statement on March 3, 2026.

/s/ Mudra Wearable, Inc.
Mudra Wearable, Inc.

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